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EXHIBIT 5.1

[OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]

May 10, 2002

Fargo Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, MN 55344

Ladies and Gentlemen:

        We have acted as counsel to Fargo Electronics, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as may be amended or supplemented from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to (i) the proposed public offering and sale, from time to time, by the Company of up to 2,000,000 shares of the Company's common stock, par value $.01 per share, including the Series C Preferred Stock purchase rights attached thereto ("Common Stock") and (ii) the proposed resale of up to an aggregate of 5,437,500 shares of Common Stock by the selling stockholders listed in the prospectus which forms part of the Registration Statement, and as may be set forth in one or more supplements thereto ("Selling Stockholders").

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that the issuance, sale, amount and terms of the shares of Common Stock to be offered and sold by the Company from time to time will be duly authorized by proper action of the Board of Directors of the Company, consistent with the procedure and terms described in the Registration Statement and in accordance with the Certificate of Incorporation and Bylaws of the Company and applicable Delaware law (each, a "Board Action").

        Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we advise you that, in our opinion:

          (a)  following the effectiveness of the Registration Statement and following (i) Board Action authorizing an issuance of Common Stock to be offered and sold by the Company and (ii) issuance and delivery of shares of Common Stock against payment therefor in accordance with the terms of the Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement or the applicable prospectus supplement, the shares of Common Stock to be offered and sold by the Company will be validly issued, fully paid and non-assessable; and

          (b)  the shares of Common Stock to be offered and sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the federal securities laws of the United States of America and any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        This opinion is rendered solely in connection with the registration of the shares pursuant to the Registration Statement. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus, which is part of the Registration

Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. We disclaim any obligation to update this letter for changes in fact or law or otherwise.

Very truly yours,
/s/ OPPENHEIMER WOLFF & DONNELLY LLP
OPPENHEIMER WOLFF & DONNELLY LLP

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EXHIBIT 5.1